Exhibit 99.1

For Immediate Release
July 20, 2007

  AJS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS
 AND CASH DIVIDEND

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $159,000 for the quarter ended June 30, 2007 as compared to $240,000 for the same quarter in 2006.  Basic earnings per share were $0.08 and diluted earnings per share were $0.07 for the quarter ended June 30, 2007 as compared with basic and diluted earnings per share of $0.11 for the quarter ended June 30, 2006.  The decrease in net income resulted from a decrease in net interest income and a decrease in non-interest income.  Non-interest expense remained fairly stable during the comparable quarters.

The Company’s Board of Directors announced today that it has declared a quarterly dividend of $0.11 cents per share. The dividend is payable on August 24, 2007, to stockholders of record on August 10, 2007.  AJS Bancorp, MHC (the “MHC”), the Company’s mutual holding company parent, intends to waive 100% of the quarterly dividend due on its 1,227,544 shares.  At June 30, 2007, the Company held cash totaling $29.5 million.  At June 30, 2007 each of the Bank’s tier 1 capital and tangible capital ratio’s was 10.9%, and its risk-based capital ratio was 25.0%.

Total assets at June 30, 2007 were $262.7 million, a decrease of $3.8 million or 1.4% from $266.5 million at December 31, 2006.  The decrease in total assets reflects decreases in cash and cash equivalents, certificates of deposit, and loans receivable, partially offset by an increase in securities and other assets.  There was a decrease of $14.4 million or 32.8% in cash and cash equivalents to $29.5 million at June 30, 2007 from $43.8 million at December 31, 2006.  Certificates of deposit decreased $1.5 million or 27.2% to $4.0 million at June 30, 2007 compared to $5.5 million at December 31, 2006.  Loans receivable decreased $6.6 million to $131.8 million at June 30, 2007 from $138.4 million at December 31, 2006.  The decrease in loans was primarily in the commercial loan category.  Securities increased $18.3 million or 26.5% to $87.3 million at June 30, 2007 from $69.0 million at December 31, 2006.  The increase in securities was due to purchases of fixed-rate government-backed notes and bonds and mortgage-backed securities.  These investments provided slightly higher yields than overnight federal fund investments.  Other assets increased $391,000 to $3.4 million at June 20, 2007 from $3.0 million at June 30, 2006.  Total liabilities decreased $3.8 million or 1.6% to $234.0 million from $237.8 million primarily due to a decrease in borrowings of $3.4 million to $25.4 million at June 30, 2007 from $28.8 million at December 31, 2006.

The Company had non-performing assets of $489,000 at June 30, 2007 and $540,000 at December 31, 2006.  The decrease in non-performing assets primarily reflects a write-down in the carrying value on the Company’s real estate owned property.  The allowance for loan losses was $1.6 million at June 30, 2007 and at December 31, 2006.  Our ratio of allowance for loan losses to gross loans receivable was 1.18% at June 30, 2007 and 1.16% at December 31, 2006.

Total stockholders’ equity decreased $35,000 to $28.7 million at June 30, 2007 from $28.8 million at December 31, 2006.  The decrease in stockholders’ equity was primarily due to the decrease in other comprehensive income reflecting the lower fair market value of securities held for sale and common stock repurchases that took place during the six months ended June 30, 2007.  These decreases were offset by net income of $410,000 for the six months ended June 30, 2007.

INCOME INFORMATION –THREE MONTH PERIODS ENDED JUNE 30, 2007 AND 2006:

Net interest income decreased by $73,000 or 4.5% to $1.6 million for the quarter ended June 30, 2007 when compared to the same quarter in 2006.  The decrease in net interest income primarily reflects the cost of average interest-bearing liabilities increasing at a faster pace than the average yield earned on interest-earning assets, and the resulting decrease in the net interest rate spread.  The higher cost of interest-bearing liabilities is primarily due to rising market rates for deposits, which generally reflect change in short-term interest rates.  Our net interest rate spread decreased 25 basis points to 2.05% from 2.30% while our net interest margin decreased 15 basis points to 2.47% from 2.62%.  The ratio of average interest-earning assets to average interest-bearing liabilities increased to 113.66% for the three months ended June 30, 2007 from 112.01% for the same period in 2006.

There was a $1,000 negative provision for loan losses for the three months ended June 30, 2007 and no provision for loan losses for the three months ended June 30, 2006.  There was $1,000 in loan loss recoveries during the three months ended June 30, 2007.   Loan loss provisions are made to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the three months ended June 30, 2007 or 2006.  Should any unforeseen risks present themselves, management may need to make provisions for loan losses.

Non-interest income decreased $71,000 or 29.7% to $168,000 for the quarter ended June 30, 2007 compared to $239,000 for the same quarter in 2006.  Insurance commissions decreased $32,000 or 86.5% to $5,000 for the quarter ended June 30, 2007 compared to $37,000 for the quarter ended June 30, 2006.  Insurance commissions decreased primarily due to a reduction in the staff of the Bank’s insurance and investment division.  Service charges on deposit accounts decreased $16,000 or 11.9% to $119,000 for the quarter ended June 30, 2007 compared to $135,000 for the comparable quarter in 2006.  The decrease in service charges on accounts is primarily due to a decrease in demand deposit fee income.  The decrease in demand deposit fee income reflects a reduction in the number demand deposit accounts, even while the balances in the demand deposit

accounts have increased.    Other non-interest income decreased $23,000 or 34.3% to $44,000 for the quarter ended June 30, 2007 compared to $67,000 for the comparable period in 2006.  Other non-interest income decreased primarily due to a decrease in the gain on loans held for sale.  The Company had sold new mortgage originations into the secondary market during the three months ended June 30, 2006, however, the Company retained all new mortgage loan originations during the three months ended June 30, 2007.  The Company intends to continue to retain new mortgage loan originations for the foreseeable future.

Non-interest expense decreased by $2,000 to $1.5 million for the three months ended June 30, 2007 and June 30, 2006.   The decrease was primarily due to decreases in salaries and employee benefits and advertising and promotion, offset by an increase in other non-interest expense.  Salaries and employee benefits decreased $58,000 to $794,000 for the quarter ended June 30, 2007 compared to $852,000 for the same period in 2006.  Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees for the comparable periods.  Advertising and promotion costs decreased $14,000 to $61,000 for the quarter ended June 30, 2007 compared to $75,000 for the same period in 2006.  Advertising and promotion costs decreased due to a reduction in the placement of radio and newspaper advertisements during the quarter.  These decreases were offset by a $77,000 increase in other non-interest expense for the three months ended June 30, 2007 when compared to the same period in 2006.  The increase in other non-interest expense was primarily due to a $73,000 additional write down of the Company’s other real estate owned.

Our federal and state taxes decreased $60,000 to $89,000 for the quarter ended June 30, 2007 from $149,000 during the same period of 2006.  This is primarily due to lower pre-tax income during the three months ended June 30, 2007.

INCOME INFORMATION – SIX MONTH PERIODS ENDED JUNE 30, 2007 AND 2006:

Net interest income decreased by $87,000 or 2.6% to $3.2 million for the six months ended June 30, 2007 from $3.3 million for the same period in 2006.  The decrease in net interest income reflects the cost of average interest-bearing liabilities increasing at a faster pace than the average interest-earning asset yield increased, and the resulting decrease in the net interest rate spread.  Average interest earning assets were $256.8 million and $249.9 million during the comparative 2007 and 2006 six-month periods while the average yield was 5.54% and 5.25%, respectively. Our net interest rate spread decreased 22 basis points to 2.09% from 2.31% while our net interest margin decreased 13 basis points to 2.50% from 2.63%.  The ratio of average interest-earning assets to average interest-bearing liabilities increased to 113.69% for the six months ended June 30, 2007 from 112.23% for the same period in 2006.  The decrease in our net interest rate spread and net interest margin is primarily due the flattening yield curve which has resulted in rising short term interest rates with longer term interest rates remaining remained stable.

There was a negative provision for loan losses of $71,000 for the six months ended June 30, 2007 compared to a $12,000 negative loan loss provision for the six months ended June 30, 2006.  There was $21,000 in loan loss recoveries and $50,000 in negative provisions during the six months ended June 30, 2007, and $12,000 in recoveries during the six months ended June 30, 2006.  Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the six months ended June 30, 2007 or 2006.  Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the six months ended June 30, 2007.  Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income decreased to $360,000 for the six months ended June 30, 2007 from $489,000 for the comparable period in 2006.  The $129,000 decrease was primarily the result of decreases in insurance commission income, and other non-interest income for the six months ended June 30, 2007 when compared to the six months ended June 30, 2006.  Insurance commission income decreased $82,000 or 75.9% to $26,000 for the six months ended June 30, 2007 compared to $108,000 for the six months ended June 30, 2006.  Insurance commissions decreased primarily due to a reduction in the staff of the Bank’s insurance and investment division.  Other non-interest income decreased $38,000 or 29.7% to $90,000 for the six months ended June 30, 2007 compared to $128,000 for the six months ended June 30, 2006.  Other non-interest income decreased primarily due to a decrease in the gain on loans held for sale.  The Company had sold new mortgage originations into the secondary market during the six months ended June 30, 2006, however, the Company retained all new mortgage loan originations during the six months ended June 30, 2007.  The Company intends to continue to retain new mortgage loan originations for the foreseeable future.

Non-interest expense decreased $13,000 to $3.0 million for the six-month periods ended June 30, 2007 and 2006.  The decrease was primarily due to lower salaries and employee benefit costs for the six months ended June 30, 2007 compared to the same period in 2006, offset by an increase in other non-interest expense.  Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees for the comparable periods.  The increase in other non-interest expense was primarily due to a $73,000 additional write down of the Company’s other real estate owned.

Our federal and state taxes decreased $60,000 to $239,000 for the six months ended June 30, 2007 from $299,000 in the same period of 2006.  This is primarily the result of lower pre-tax income that occurred during the six months ended June 30, 2007.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”,  “should”, “planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Jun-07	31-Dec-06
ASSETS

Cash and due from financial Institutions	$27,422	$36,617
Federal funds sold	2,055	7,231
TOTAL CASH AND CASH EQUIVALENTS	29,477	43,848

Certificates of Deposit	3,996	5,490
Securities	87,273	68,978
Loans receivable net of allowance for loan loss
of $1,568 at June 30, 2007, and $1,619 at
December 31, 2006.	131,809	138,377
Federal Home Loan Bank Stock	2,450	2,450
Premises and equipment	4,283	4,342
Accrued interest receivable & other assets	3,419	3,028
TOTAL ASSETS	$262,707	$266,513

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	202,092	202,176
Federal Home Loan Bank advances	25,350	28,750
Advance payments by borrowers for taxes
and insurance	1,684	1,655
Accrued expenses and other liabilities	4,867	5,183

TOTAL LIABILITIES	233,993	237,764
TOTAL EQUITY	28,714	28,749
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY	$262,707	$266,513

	30-Jun-07	30-Jun-06
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$4,216	$4,588
Securities	1,739	1,388
Interest earning deposits & other	1,020	529
Federal funds sold	129	59
TOTAL INTEREST INCOME	7,104	6,564

INTEREST EXPENSE ON DEPOSITS
Deposits	3,313	2,624
Federal Home Loan Bank & Other	587	649
Total Interest Expense	3,900	3,273
NET INTEREST INCOME	3,204	3,291
Provision for loan losses	(71)	(12)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	3,275	3,303

NON-INTEREST INCOME
Insurance commissions	26	108
Service charges on accounts	244	253
Other	90	128
TOTAL NON-INTEREST INCOME	360	489

NON-INTEREST EXPENSE
Salaries and employee benefits	1,650	1,717
Occupancy	405	420
Advertising & promotion	135	130
Data processing	168	190
Other	628	542
TOTAL NON-INTEREST EXPENSE	2,986	2,999

INCOME BEFORE INCOME TAXES	649	793
Income tax expense	239	299
NET INCOME	$410	$494

Earnings per share, basic	$0.19	$0.23
Earnings per share, diluted	$0.19	$0.23

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 6/30/07

	For the Three	For the Three
	Months ended	Months ended
	6/30/2007	6/30/2006
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,069	$2,309
Securities	958	692
Interest bearing deposits & other	455	287
Federal Funds Sold	44	37
TOTAL INTEREST INCOME	3,526	3,325

INTEREST EXPENSE ON DEPOSITS
Deposits	1,673	1,365
Federal Home Loan Bank & Other	287	321
Total Interest Expense	1,960	1,686
NET INTEREST INCOME	1,566	1,639
Provision for loan losses	(1)	0
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	1,567	1,639

NON-INTEREST INCOME
Insurance commissions	5	37
Service charges on deposit accounts	119	135
Other	44	67
TOTAL NON-INTEREST INCOME	168	239

NON-INTEREST EXPENSE
Salaries and employee benefits	794	852
Occupancy	204	210
Advertising & promotion	61	75
Data processing	85	86
Other	343	266
TOTAL NON-INTEREST EXPENSE	1,487	1,489

INCOME BEFORE INCOME TAXES	248	389
Income Tax Expense	89	149
NET INCOME	$159	$240

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	June 30, 2007	December 31, 2006
	(In thousands)
Selected Financial Highlights:
Total assets	$262,707	$266,513
Loans receivable, net	131,809	138,377
Securities	87,273	68,978
Deposits	202,092	202,176
Federal Home Loan Bank advances	25,350	28,750
Stockholders' equity	28,714	28,749

Book value per share (1)	13.54	13.56

Number of shares outstanding (2)	2,120,317	2,119,719

	Three months ended	Three months ended
	June 30, 2007	June 30, 2006
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,526	$3,325
Total interest expense	1,960	1,686
Net interest income	1,566	1,639
Provision for loan losses	(1)	0
Net interest income after provision
for loan losses	1,567	1,639
Noninterest income	168	239
Noninterest expense	1,487	1,489
Income before taxes	248	389
Income tax provision	89	149
Net income	159	240

Basic earnings per share	$0.08	$0.11
Diluted earnings per share	$0.07	$0.11

	Three months ended	Three months ended
	June 30, 2007	June 30, 2006

Selected Operating Ratios:
Return on average assets	0.24%	0.37%
Return on average equity	2.19%	3.44%
Interest rate spread during the period	2.05%	2.30%
Net interest margin	2.47%	2.62%
Average interest-earning assets to average interest-
bearing liabilities	113.66%	112.01%
Efficiency ratio (3)	85.76%	79.29%

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$7,104	$6,564
Total interest expense	3,900	3,273
Net interest income	3,204	3,291
Provision for loan losses	(71)	(12)
Net interest income after provision
for loan losses	3,275	3,303
Noninterest income	360	489
Noninterest expense	2,986	2,999
Income before taxes	649	793
Income tax provision	239	299
Net income	410	494

Earnings per share, basic	$0.19	$0.23
Earnings per share, diluted	$0.19	$0.23

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006

Selected Operating Ratios:
Return on average assets	0.31%	0.38%
Return on average equity	2.83%	3.52%
Interest rate spread during the period	2.09%	2.31%
Net interest margin	2.50%	2.63%
Average interest-earning assets to average interest-
bearing liabilities	113.69%	112.23%
Efficiency ratio (3)	83.78%	79.34%

	As of	As of
	June 30, 2007	December 31, 2006
Asset Quality Ratios:
Non-performing assets to total assets	0.19%	0.20%
Allowance for loan losses to non-performing loans	510.75%	299.81%
Allowance for loan losses to loans receivable, gross	1.18%	1.16%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.